Exhibit 24.1

FIRSTMERIT CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of FirstMerit Corporation, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Paul G. Greig, Terrence E. Bichsel and Carlton E. Langer, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Common Stock of the Registrant issuable in connection with the Registrant’s assumption of the Citizens Republic Bancorp, Inc. Stock Compensation Plan and the Republic Bancorp, Inc. 1998 Stock Option Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 5th day of April, 2013.

/s/ Paul G. Greig	/s/ Terrence E. Bichsel
Paul G. Greig	Terrence E. Bichsel
Chairman, President, Chief Executive Officer and Director	Executive Vice President and Chief Financial Officer

/s/ Steven H. Baer	/s/ Karen S. Belden
Steven H. Baer, Director	Karen S. Belden, Director

/s/ R. Cary Blair	/s/ John C. Blickle
R. Cary Blair, Director	John C. Blickle, Director

/s/ Robert W. Briggs	/s/ Richard Colella
Robert W. Briggs, Director	Richard Colella, Director

/s/ Gina D. France	/s/ Terry L. Haines
Gina D. France, Director	Terry L. Haines, Director

/s/ J. Michael Hochschwender	/s/ Clifford J. Isroff
J. Michael Hochschwender, Director	Clifford J. Isroff, Director

/s/ Phillip A. Lloyd II	/s/ Russ M. Strobel
Phillip A. Lloyd II, Director	Russ M. Strobel, Director